UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Option Agreement

On December 30, 2016, Royal Energy Resources, Inc. (“Royal”) entered into an option agreement (the “Option Agreement”) with Rhino Resource Partners LP (the “Partnership”), Rhino Resources Partners Holdings, LLC (“Rhino Holdings”), an entity wholly owned by certain investment partnerships managed by Yorktown Partners LLC (“Yorktown”), and Rhino GP LLC (“Rhino GP”), the general partner of the Partnership. Rhino GP is a wholly-owned subsidiary of Royal. Upon execution of the Option Agreement, the Partnership received an option (the “Call Option”) from Rhino Holdings to acquire all of the shares of common stock of Armstrong Energy, Inc. (“Armstrong Energy”) that are currently owned by investment partnerships managed by Yorktown (the “Armstrong Shares”), which currently represent approximately 97% of the outstanding common stock of Armstrong Energy. Armstrong Energy, Inc. is a coal producing company with approximately 554 million tons of proven and probable reserves and six mines located in the Illinois Basin in western Kentucky as of September 30, 2016. The Option Agreement stipulates that the Partnership can exercise the Call Option no earlier than January 1, 2018 and no later than December 31, 2019. In exchange for Rhino Holdings granting the Partnership the Call Option, the Partnership issued 5.0 million common units, representing limited partner interests in the Partnership (the “Call Option Premium Units”) to Rhino Holdings upon the execution of the Option Agreement. The Option Agreement stipulates the Partnership can exercise the Call Option and purchase the Armstrong Shares in exchange for a number of common units to be issued to Rhino Holdings, which when added with the Call Option Premium Units, will result in Rhino Holdings owning 51% of the fully diluted common units of the Partnership (determined without considering any common units issuable upon conversion of Subordinated Units or Series A Preferred Units of the Partnership). The purchase of the Armstrong Shares through the exercise of the Call Option would also require Royal to transfer a 51% ownership interest in Rhino GP to Rhino Holdings. The Partnership’s ability to exercise the Call Option is conditioned upon (i) sixty (60) days having passed since the entry by Armstrong Energy into an agreement with its bondholders to restructure its bonds and (ii) the amendment of the Partnership’s revolving credit facility to permit the acquisition of Armstrong Energy. The percentage ownership of Armstrong Energy represented by the Armstrong Shares as of the date the Call Option is exercised is subject to dilution based upon the terms under which Armstrong Energy restructures its indebtedness, the terms of which have not been determined yet.

The Option Agreement also contains an option (the “Put Option”) granted by the Partnership to Rhino Holdings whereby Rhino Holdings has the right, but not the obligation, to cause the Partnership to purchase the Armstrong Shares from Rhino Holdings under the same terms and conditions discussed above for the Call Option. The exercise of the Put Option is dependent upon (i) the entry by Armstrong into an agreement with its bondholders to restructure its bonds and (ii) the termination and repayment of any outstanding balance under the Partnership’s revolving credit facility. In the event either the Partnership or Rhino GP fail to perform their obligations in the event Rhino Holdings exercises the Put Option, then Rhino Holdings and the Partnership each have the right to terminate the Option Agreement, in which event no party thereto shall have any liability to any other party under the Option Agreement, although Rhino Holdings shall be allowed to retain the Call Option Premium Units.

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The Option Agreement contains customary covenants, representations and warranties and indemnification obligations for losses arising from the inaccuracy of representations or warranties or breaches of covenants contained in the Option Agreement, the Seventh Amendment (defined below) and the GP Amendment (defined below). The Partnership has entered into a non-disclosure agreement with Armstrong Energy under which it has inspection rights with regard to the books, records and operations of Armstrong Energy, and the Option Agreement provides that those rights shall continue until the Call Option or Put Option are exercised or expire. Upon the request by Rhino Holdings, the Partnership will also enter into a registration rights agreement that provides Rhino Holdings with the right to demand two shelf registration statements and registration statements on Form S-1, as well as piggyback registration rights for as long as Rhino Holdings owns at least 10% of the outstanding common units.

Pursuant to the Option Agreement, Rhino GP amended its Second Amended and Restated Limited Liability Company Agreement (“GP Amendment”). Pursuant to the GP Amendment, Mr. Bryan H. Lawrence was appointed to the board of directors of Rhino GP as a designee of Rhino Holdings and Rhino Holdings has the right to appoint an additional independent director. Rhino Holdings has the right to appoint two members to the Rhino GP board of directors for as long as it continues to own 20% of the common units on an undiluted basis. The GP Amendment also provided Rhino Holdings with the authority to consent to any delegation of authority to any committee of Rhino GP’s board. Upon the exercise of the Call Option or the Put Option, the Second Amended and Restated Limited Liability Company Agreement of Rhino GP, as amended, will be further amended to provide that Royal and Rhino Holdings will each have the ability to appoint three directors, and that the remaining director will be the chief executive officer of Rhino GP unless agreed otherwise.

The foregoing description is qualified in its entirety by reference to the Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Series A Preferred Unit Purchase Agreement

On December 30, 2016, the Royal entered into a Series A Preferred Unit Purchase Agreement (the “Preferred Unit Agreement”) with Weston Energy LLC (“Weston”), an entity wholly owned by certain investment partnerships managed by Yorktown, and the Partnership. Under the Preferred Unit Agreement, Weston and Royal agreed to purchase 1,300,000 and 200,000, respectively, of Series A Preferred Units representing limited partner interests in the Partnership (“Series A Preferred Units”) at a price of $10.00 per Series A Preferred Unit. The Series A Preferred Units have the preferences, rights and obligations set forth in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership. In exchange for the Series A Preferred Units, Weston and Royal paid cash of $11.0 million and $2.0 million, respectively, to the Partnership and Weston assigned to the Partnership a $2.0 million note receivable from Royal originally dated September 30, 2016 (the “Weston Promissory Note”).

The Preferred Unit Agreement contains customary representations, warrants and covenants, which include among other things, that, for as long as the Series A Preferred Units are outstanding, the Partnership will cause CAM Mining, LLC (“CAM Mining”) to conduct its business in the ordinary course consistent with past practice and use reasonable best efforts to maintain and preserve intact its current organization, business and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with CAM Mining.

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The Preferred Unit Agreement stipulates that upon the request of the holder of the majority of the Partnership’s common units following their conversion from Series A Preferred Units, as outlined in the Amended and Restated Partnership Agreement (as defined below), the Partnership will enter into a registration rights agreement with such holder. Such majority holder has the right to demand two shelf registration statements and registration statements on Form S-1, as well as piggyback registration rights.

On December 30, 2016, Rhino GP entered into the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (“Amended and Restated Partnership Agreement”) to create, authorize and issue the Series A Preferred Units.

The Series A Preferred Units are a new class of equity security that rank senior to all classes or series of equity securities of the Partnership with respect to distribution rights and rights upon liquidation. The holders of the Series A Preferred Units shall be entitled to receive annual distributions equal to the greater of (i) 50% of the CAM Mining free cash flow (as defined below) and (ii) an amount equal to the number of outstanding Series A Preferred Units multiplied by $0.80. “CAM Mining free cash flow” is defined in the Amended and Restated Partnership Agreement as (i) the total revenue of the Partnership’s Central Appalachia business segment, minus (ii) the cost of operations (exclusive of depreciation, depletion and amortization) for the Partnership’s Central Appalachia business segment, minus (iii) an amount equal to $6.50, multiplied by the aggregate number of met coal and steam coal tons sold by the Partnership from its Central Appalachia business segment. If the Partnership fails to pay any or all of the distributions in respect of the Series A Preferred Units, such deficiency will accrue until paid in full and the Partnership will not be permitted to pay any distributions on its partnership interests that rank junior to the Series A Preferred Units, including its common units. The Series A Preferred Units will be liquidated in accordance with their capital accounts and upon liquidation will be entitled to distributions of property and cash in accordance with the balances of their capital accounts prior to such distributions to equity securities that rank junior to the Series A Preferred Units.

The Series A Preferred Units will vote on an as-converted basis with the common units, and the Partnership will be restricted from taking certain actions without the consent of the holders of a majority of the Series A Preferred Units, including: (i) the issuance of additional Series A Preferred Units, or securities that rank senior or equal to the Series A Preferred Units; (ii) the sale or transfer of CAM Mining or a material portion of its assets; (iii) the repurchase of common units, or the issuance of rights or warrants to holders of common units entitling them to purchase common units at less than fair market value; (iv) consummation of a spin off; (v) the incurrence, assumption or guaranty indebtedness for borrowed money in excess of $50.0 million except indebtedness relating to entities or assets that are acquired by the Partnership or its affiliates that is in existence at the time of such acquisition or (vi) the modification of CAM Mining’s accounting principles or the financial or operational reporting principles of the Partnership’s Central Appalachia business segment, subject to certain exceptions.

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The Partnership will have the option to convert the outstanding Series A Preferred Units at any time on or after the time at which the amount of aggregate distributions paid in respect of each Series A Preferred Unit exceeds $10.00 per unit. Each Series A Preferred Unit will convert into a number of common units equal to the quotient (the “Series A Conversion Ratio”) of (i) the sum of $10.00 and any unpaid distributions in respect of such Series A Preferred Unit divided by (ii) 75% of the volume-weighted average closing price of the common units for the preceding 90 trading days (the “VWAP”); provided however, that the VWAP will be capped at a minimum of $2.00 and a maximum of $10.00. On December 31, 2021, all outstanding Series A Preferred Units will convert into common units at the then applicable Series A Conversion Ratio.

The foregoing description is qualified in its entirety by reference to the Preferred Unit Agreement and the Amended and Restated Partnership Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.7, and are incorporated into this Current Report on Form 8-K by reference.

Seventh Amendment of Amended and Restated Credit Agreement

On December 30, 2016, Rhino Energy LLC, a wholly owned subsidiary of the Partnership, as borrower, and the Partnership and certain of its subsidiaries, as guarantors, entered into a seventh amendment of its amended and restated credit agreement (the “Seventh Amendment”) with PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the lenders party thereto. The Seventh Amendment allows for the Series A Preferred Units as outlined in the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as well as the Option Agreement. The Seventh Amendment immediately reduces the revolving credit commitments by $11.0 million and provides for additional revolving credit commitment reductions of $2.0 million each on June 30, 2017 and September 30, 2017. The Seventh Amendment further reduces the revolving credit commitments over time on a dollar-for-dollar basis for the net cash proceeds received from any asset sales after the Seventh Amendment date once the aggregate net cash proceeds received exceeds $2.0 million. The Seventh Amendment alters the maximum leverage ratio to 4.0 to 1.0 effective December 31, 2016 through May 31, 2017 and 3.5 to 1.0 from June 30, 2017 through December 31, 2017. The maximum leverage ratio shall be reduced by 0.50 to 1.0 for every $10.0 million of net cash proceeds, in the aggregate, received after the Seventh Amendment date from (i) the issuance of any equity by the Partnership and/or (ii) the disposition of any assets in excess of $2.0 million in the aggregate, provided, however, that in no event will the maximum leverage ratio be reduced below 3.0 to 1.0. The Seventh Amendment alters the minimum consolidated EBITDA figure, as calculated on a rolling twelve months basis, to $12.5 million from December 31, 2017 through May 31, 2017 and $15.0 million from June 30, 2017 through December 31, 2017. The Seventh Amendment alters the maximum capital expenditures allowed, as calculated on a rolling twelve months basis, to $20.0 million through the expiration of the credit facility. A condition precedent to the effectiveness of the Seventh Amendment is the receipt of the $13.0 million of cash proceeds received by the Partnership from the issuance of the Series A Preferred Units pursuant to the Preferred Unit Agreement, which will be used to repay outstanding borrowings under the revolving credit facility. Per the Seventh Amendment, the receipt of $13.0 million cash proceeds fulfills the required Royal equity contributions that were outlined in the previous amendments to the Partnership’s credit agreement.

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The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Current Report on Form 8-K by reference.

Weston Energy, LLC Transaction

On December 30, 2016, Royal entered into a Secured Promissory Note and a Pledge and Security Agreement with Weston, under which Royal borrowed $2.0 million from Weston (the “Loan”). The Loan bears interest at 8% per annum. All principal and accrued interest is due and payable on January 15, 2017. The Loan is payable, at the option of Royal, either in cash, or in common units (“Rhino Units”) of the Partnership. In the event Royal elects to pay the Loan in Rhino Units, the number of Rhino Units that will be conveyed to satisfy the Loan will be equal to Loan balance divided by 80% of the average of the high and low price of the Partnership’s common units for the twenty trading days prior to the date of payment.

Alternatively, Royal may elect to pay the Loan by the transfer to Weston of Series A Preferred Units of the Partnership if (i) the Partnership completes an exchange of its common units for shares of Armstrong Energy, and (ii) Weston makes an investment in the Series A Preferred Units of at least $28 million, neither of which is expected to occur before maturity date of the Loan. The proceeds of the Loan were used to make an investment of $2.0 million in Series A Preferred Units of the Partnership on December 30, 2016.

The foregoing summary of the Loan does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents. A copy of the Secured Promissory Note is attached hereto as Exhibit 10.4, and a copy of the Pledge and Security Agreement is attached hereto as Exhibit 10.5, and both are incorporated herein by reference.

Securities Purchase Agreement Amendment and Weston Energy, LLC Loan Amendment

On March 21, 2016, the Partnership and Royal entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Partnership issued 6,000,000 common units in the Partnership to Royal in a private placement at $1.50 per common unit for an aggregate purchase price of $9.0 million. Royal paid the Partnership $2.0 million in cash and delivered a promissory note payable to the Partnership in the amount of $7.0 million. The promissory note is payable in three installments: (i) $3.0 million on July 31, 2016; (ii) $2.0 million on or before September 30, 2016 and (iii) $2.0 million on or before December 31, 2016.

On September 30, 2016, Royal issued Weston a promissory note in exchange for $2.0 million in cash and Royal contributed the proceeds to the Partnership in satisfaction of its obligation to make the September 30, 2016 payment on the promissory note issued to the Partnership pursuant to the Securities Purchase Agreement. On December 30, 2016, Weston assigned to the Partnership the $2.0 million note receivable from Royal originally dated September 30, 2016 as part of the Series A Preferred Unit Purchase Agreement discussed above.

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On December 30, 2016, Royal and the Partnership amended the Securities Purchase Agreement and the $2.0 million promissory note assigned from Weston the Partnership through a letter agreement (the “Letter Agreement”) to extend the maturity dates of both of these agreements to December 31, 2018. The Letter Agreement states the outstanding balance of the Securities Purchase Agreement and the $2.0 million promissory note assigned from Weston the Partnership may be converted, at the option of Royal, at any time prior to December 31, 2018, in exchange for unregistered Royal common stock issued to the Partnership at a price per share equal to seventy five percent (75%) of the volume weighted average closing price for the ninety (90) trading days preceding the date of conversion, if such shall occur, provided that for the purpose of this calculation, such average closing price shall be no less than $3.50 and no more than $7.50.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents. A copy of the Letter Agreement is attached hereto as Exhibit 10.6.

Item 1.02 Termination of a Material Definitive Agreement.

The Option Agreement supersedes and terminates the Equity Exchange Agreement entered into by the Partnership, Royal, Rhino Holdings, Yorktown and Rhino GP on September 30, 2016. The Equity Exchange Agreement had provided that Yorktown would contribute its shares of common stock of Armstrong Energy to Rhino Holdings and Rhino Holdings would contribute those shares to the Partnership in exchange for 10.0 million newly issued common units of the Partnership. The Agreement also contemplated that Rhino GP would issue a 50% ownership of Rhino GP to Rhino Holdings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by referenced into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Option Agreement, dated as of December 30, 2016, by and among Rhino Resource Partners Holdings LLC, Rhino Resource Partners LP, Rhino GP LLC, and Royal Energy Resources, Inc., a Delaware corporation Consent of Ernst & Young LLP
10.2	Series A Preferred Unit Purchase Agreement, dated as of December 30, 2016, by and among Rhino Resource Partners LP, Weston Energy LLC and Royal Energy Resources, Inc.
10.3	Seventh Amendment to Amended and Restated Credit Agreement, dated December 30, 2016 by and among Rhino Energy LLC, PNC Bank, National Association, as Administrative Agent, PNC Capital Markets and Union Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, Union Bank, N.A., as Syndication Agent, Raymond James Bank, FSB, Wells Fargo Bank, National Association and the Huntington National Bank, as Co-Documentation Agents and the guarantors and lenders party thereto
10.4	Secured Promissory Note dated December 30, 2016 by and among Royal Energy Resources, Inc. and Weston Energy LLC
10.5	Pledge and Security Agreement dated December 30, 2016 by and among Royal Energy Resources, Inc. and Weston Energy LLC
10.6	Letter Agreement dated December 30, 2016 by and among Royal Energy Resources, Inc. and Rhino Resource Partners LP
10.7	Fourth Amended and Restated Agreement of Limited Partnership of Rhino Resource Partners LP, dated as of December 30, 2016

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: January 6, 2017	By:	/s/ William L. Tuorto
William L. Tuorto, Chief Executive Officer

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